SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[ X ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRI-VALLEY CORPORATION
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PRESS RELEASE, April 20, 2010

TRI-VALLEY CORPORATION SETS ANNUAL MEETING DATE

Bakersfield, Calif.  Tri-Valley Corporation (NYSE AMEX:  TIV) today filed a preliminary proxy statement with the Securities and Exchange Commission and announced that its 2010 Annual Meeting of Shareholders is scheduled for 10:00 a.m., Pacific Time, on Friday, June 18, 2010, at the Four Points by Sheraton located at 5101 California Avenue, Bakersfield, California 93309.

At the meeting, shareholders will be asked to approve the following actions:

•	Electing six directors to serve for the coming year;

•	Approving the issuance of shares of common stock pursuant to a Securities Purchase Agreement and Warrants, which the Company announced on April 6, 2010;

•	Approving the possible issuance of additional shares of common stock in future transactions; and

•	Transacting such other business as may properly come before the meeting.

The date of the 2010 Annual Meeting has been set more than 30 days in advance of the date for last year’s Annual Meeting, which was held on October 17, 2009.  Any proposal by a shareholder to be submitted for inclusion in the proxy soliciting material for the June 18, 2009, meeting must be received by Tri-Valley’s Secretary no later than April 30, 2010.

Tri-Valley is not soliciting anyone’s proxy to vote at the meeting at this time.  Shareholders should read the Company’s definitive proxy statement, which will be filed with the SEC and will contain important information that shareholders should consider before making any decisions about the proposals to be voted on at the annual meeting.  When completed, the proxy statement will be mailed to all Tri-Valley shareholders and will be available at no charge at the SEC’s web site at http://sec.gov or from Tri-Valley by contacting us at 661-864-0500.

About Tri-Valley

Tri-Valley Corporation explores for and produces oil and natural gas in California, and has two exploration-stage gold properties and a high grade calcium carbonate quarry in Alaska. Tri-Valley is incorporated in Delaware, and is publicly traded on the NYSE AMEX exchange under the symbol "TIV." Our Company website, which includes all SEC filings, is http://www.tri-valleycorp.com/.

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements which includes such words and phrases as exploratory, wildcat, prospect, speculates, unproved, prospective, very large, expect, potential, etc. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition” contained in the Company’s annual report on Form 10-K for the year ended December 31, 2009.

Contact:
Contact (for media and investors):
John E. Durbin, Chief Financial Officer
661-864-0500
jdurbin@tri-valleycorp.com